Schedule 14C
(Rule 14a-101)
INFORMATION REQUIRED IN CONSENT SOLICITATION STATEMENT SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Consent solicitation statement
☒	Definitive Consent solicitation statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2)

Consumer Direct of America
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Consent solicitation statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CONSUMER DIRECT OF AMERICA
6330 Sandhill Rd. Suite 8
Las Vegas, Nevada 89120
SOLICITATION OF CONSENTS

TO THE STOCKHOLDERS OF CONSUMER DIRECT OF AMERICA:

The Board of Directors of Consumer Direct of America (the "Company") requests your consent in writing, without a meeting, to the following proposals:

1.	To consider and approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to be issued; and

2.	To consider and approve an amendment to the Company's Articles of Incorporation to effect a name change to Shearson Financial Network, Inc.

No meeting of stockholders will be held in connection with this Consent Solicitation because this Consent Solicitation is in lieu of a special meeting of stockholders. The attached Consent Solicitation Statement is provided to you pursuant to Rule 14a-3 under the Securities Exchange Act of 1934. Please read the Consent Solicitation Statement thoroughly. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO EACH PROPOSAL.

Only holders of record of common stock of the Company as of the close of business on March 31, 2006 (the "Record Date") are entitled to receive the accompanying Consent Solicitation Statement and Consent and to consent to each of the proposals. Each stockholder is urged to sign, date, and mail the accompanying Consent as promptly as possible in the enclosed self-addressed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Barron Chief Executive Officer

May 19, 2006
Las Vegas, Nevada
Your Consent is Important to Us
It is important that all of your shares are represented. To ensure that your consent is counted, please complete, sign and date the enclosed consent as promptly as possible and mail it in the enclosed envelope. You may revoke in writing any consent that you give at any time before the consent is used by the Company. If you have any questions, please contact Michael A. Barron, Chief Executive Officer at (702) 868-7922

THIS CONSENT SOLICITATION STATEMENT IS BEING PROVIDED TO YOU BY THE
MANAGEMENT OF THE COMPANY
CONSUMER DIRECT OF AMERICA
6330 Sandhill Rd. Suite 8
Las Vegas, Nevada 89120
CONSENT SOLICITATION STATEMENT

The Board of Directors of Consumer Direct of America (the "Company") hereby requests consent from the holders of the Company's common stock. Please indicate your consent by SIGNING, DATING and MAILING the enclosed consent ("Consent") using the enclosed envelope.

This Consent Solicitation Statement and the accompanying form of Consent are first being mailed on or about May 19, 2006 to holders of record of common stock as of the close of business on March 31, 2006 (the "Record Date").

Requests for information regarding this Consent Solicitation Statement may be directed to the attention of Michael A. Barron, Chief Executive Officer, at (702) 868-7922 or delivered in writing to the Company at its principal executive office located at 6330 Sandhill Rd. Suite 8, Las Vegas, Nevada 89120.

As part of this Consent Solicitation Statement, the Board of Directors of the Company asks the holders of record to (1) consider and approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 100,000,000 shares to 500,000,000 shares ("Proposal 1") and; (2) consider and approve an amendment to the Company's Articles of Incorporation to change the name to Shearson Financial Network, Inc. Proposals 1 requires the consent of persons holding not less than a majority of the issued and outstanding common stock on the Record Date Proposal 2 many not.

SOLICITATION, VOTING AND REVOCABILITY OF CONSENTS

As of the Record Date, the Company had 96,407,839 shares of common stock issued and outstanding. Only holders of record of common stock as of the close of business on the Record Date are entitled to consent to each of the proposals. Each share of common stock is entitled to one vote. The shares of common stock for which properly executed Consents in the accompanying form are received will, if no contrary instruction is received, be deemed submitted FOR each of the proposals.

Each consent must have a dated signature of each stockholder who signs the consent. An undated consent cannot be counted. In additional, none of the Consents will be effective to approve any of the proposals unless Consents from holders of record on the Record Date owning the minimum number of shares required to approve such proposal have been received within the 60-day period following the first dated Consent which is received with respect to such proposal (the "Consent Solicitation Period").

Any Consent given pursuant to this solicitation is considered revocable by the person giving it at any time before it is used by the Company. If, prior to the earlier of the date on which the Company has received Consents from persons holding the minimum number of shares of common stock required to approve any of the proposals or the end of the Consent Solicitation Period, the Company receives a written notice of revocation of a Consent or receives a duly executed Consent bearing a later date, any earlier dated consent will be revoked.

The Company will bear the cost of the solicitation of Consents by the Board of Directors. The Company may use the services of its executive officers and directors to solicit consents from stockholders in person and by mail, telephone and facsimile. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send Consents, Consent Solicitation Statements and other material to the beneficial owners of the Company's common stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE
NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM
100,000,000,000 SHARES TO 500,000,000 SHARES (Proposal 1)

Under our Articles of Incorporation, as amended, there are 100,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock authorized for issuance. The Board of Directors has unanimously authorized and approved an amendment to our Articles of Incorporation to increase the number of our shares of Common Stock authorized for issuance from 100,000,000 shares to 500,000,000 shares. Subject to shareholder approval, Article 4 of our Articles of Incorporation would be amended to read as follows and would be filed with the Nevada Secretary of State:

Authorized Shares:

The aggregate number of shares, which the corporation shall have authority to issue, shall consist of 500,000,000 shares of Common Stock having a $0.001 par value, and 15,000,000 shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to without prior approval by shareholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

As of the Record Date, a total of 96,407,939 shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.

The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes. There are currently no plans, arrangements, commitments or undertakings for the issuance of additional shares of common stock, which are proposed to be authorized.

If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law. Holders of our common stock as such have no statutory preemptive rights with respect to issuances of common stock.

Approval to amend the Articles of Incorporation to increase the number of shares of common stock authorized for issuance requires, under the Nevada Corporations Law ("NCL") the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company. The Company has no class of voting stock outstanding other than the common stock.

Section 78.320 of the NCL provides generally that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents, setting forth in writing the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a meeting of stockholders. Under the applicable provisions of the NCL, the proposed amendment is authorized when written consents from holders of record of a majority of the outstanding shares of voting stock on the Record Date are signed and delivered to the Company. Withholding of consents, abstentions, and broker non-votes all have the effect of a vote against the proposed charter amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A NAME CHANGE (PROPOSAL 2)

The Company also proposes to change the name of the company from Consumer Direct of America to Shearson Financial Network, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 2006 by (a) each of the Company's directors and executive officers, (b) all of the Company's directors and executive officers as a group and (c) each person known by the Company to be the beneficial owner of more than five percent of its outstanding common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Owned	Percent of Common Stock Owned
Michael A.	7,484,918	12.88%
Barron
(President, Chief Executive Officer and director)
Lee Shorey	139,000.001%
(Secretary)
	7,623,918	12.89%

IF YOU HAVE ANY QUESTIONS REGARDING THIS CONSENT SOLICITATION STATEMENT AND/OR ANY OF THE PROPOSALS, PLEASE CONTACT:

Michael A. Barron
Chief Executive Officer
Consumer Direct of America
6330 S. Sandhill Road, Suite 8
Las Vegas, Nevada 89120
(702) 868-7922

CONSUMER DIRECT OF AMERICA
 6330 Sandhill Rd. Suite 8
Las Vegas, Nevada 89120

CONSENT
THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONSUMER DIRECT OF AMERICA

The undersigned stockholder of Consumer Direct of America (the "Company") as of March 31, 2006, hereby consents, pursuant to Section 78.320 of the Nevada Corporation Law, with respect to all shares of common stock, par value $.001 per share, of the Company held by the undersigned, to the following action without a meeting, without prior notice and without a vote.

Proposal (1): To approve an amendment to the Company Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued from 100,000,000 shares to 500,000,000 shares.

CONSENT	WITHHELD	ABSTAIN

Proposal (2): To approve an amendment to the Company's Articles of Incorporation to effect a name change to Shearson Financial Network, Inc.

CONSENT	WITHHELD	ABSTAIN

If no space is marked above with respect to Proposal 1 or 2, the undersigned will deem to consent such proposal.

PLEASE SIGN, DATE AND RETURN THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INCLUDE YOUR FULL TITLE. CORPORATE CONSENTS MUST BE SIGNED BY AN AUTHORIZED OFFICER.

Date:		, 2006

(Date is Mandatory for all Consents)

(Printed Name of Stockholder)

(Signature of Stockholder)

(Signature of Stockholder, if held jointly)